Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of On Holding AG of our report dated March 4, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in On Holding AG's Annual Report on Form 20-F for the year ended December 31, 2024.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

November 14, 2025